Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-209385 and 333-209385-01 on Form S-3ASR of our report dated January 28, 2021, relating to the financial statements of Jefferies Group LLC (the “Company”) and the effectiveness of the Company's internal control over financial reporting, appearing in this Annual Report on Form 10-K for the year ended November 30, 2020.

/s/ Deloitte & Touche LLP
New York, New York
January 28, 2021